Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

DAM HOLDINGS, INC.
(Name of Registrant as specified in its charter)

Nevada	000-50370	33-1041835
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Madison Ave.
Suite 501
New York, NY 10022
646-820-0630
(Address and telephone number of principal executive offices)

P.O. Box 503
Totowa, NJ 07511
(Former Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

On October 19, 2011, pursuant to the terms of an Agreement and Plan of Merger (the “Agreement”) between OSO USA LLC, a Delaware limited liability company ("OSO") and OSO Beverages Corp., a Delaware corporation (“OSO Beverages”) that is a wholly-owned subsidiary of the Registrant, DAM Holdings, Inc., a Nevada corporation (the “Company”), OSO merged into OSO Beverages. OSO Beverages was the surviving corporation, and the principal members of OSO were issued 50,000,000 newly issued restricted shares of the Company’s common stock as consideration for all of the outstanding membership interests of OSO.

The Company has applied in Nevada to do business under the name “Premier Beverage Group”.

Description of the Company

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the merger refer to OSO USA, LLC and its Fury Distribution Holdings, LLC subsidiary, and for periods subsequent to the closing of the merger refer to DAM Holdings, Inc. and its wholly-owned subsidiary, OSO Beverages Corp.

Forward-Looking Statements

The Company or management may make or may have made certain forward-looking statements, orally or in writing, such as those within Management's Discussion and Analysis contained in its various SEC filings. The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. Such statements are therefore qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from those described in such forward-looking statements.

The Company cautions the reader that this list of factors is not intended to be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company's business or the extent to which any factors may cause actual results to differ materially from those described in any forward-looking statement. None of the Company's forward-looking statements should be relied upon as a prediction of actual results.

The Company faces risks and uncertainties that could render actual events materially different than those described in our forward-looking statements. These risks and uncertainties are described elsewhere in this report.

Overview

We are engaged in the business of developing, producing, marketing and distributing premium energy beverages sold directly to so-called “on-premise accounts” such as clubs, bars and restaurants.  Our flagship brand is “OSO”, a premium energy beverage that has been sold in the New York market since 2006.  While energy drinks have exploded in mass retail environments, on-premise accounts have been forced to sell a mass retail product since it was the only energy drink on the market.  Up until now, no one had created a stand out product that matched the high end surrounding of exclusive clubs and on-premise accounts. We developed OSO to fill this gap in the market, providing a premium experience from taste, to packaging, to image, which has ultimately been well received in a market seeking to identify a perceived high caliber product.  OSO is crystal clear in color and delivers a smooth, crisp aftertaste, without the bite commonly associated with other mainstream energy drinks.  OSO is currently offered in an 8.3oz can, and, we intend to also market it in a sleek glass bottle.

Industry Overview

According to the market research firm, Mintel, in 2007, non-alcoholic beverage sales in the United States reached $84.5 billion.  The industry experienced impressive growth considering the top three segments (milk, carbonated drinks and fruit juices) which account for 62% of total market sales displayed flat or declining sales compared with the same period a year ago.   Much of the industry growth can be attributed to a new generation of beverages that offer specific functional benefits to the consumer such as energy, vitamins or antioxidants.  These beverages are classified as functional beverages. Today’s consumers expect more from their beverages.  Consumers no longer see beverages as just a thirst quencher, but rather view beverages as a way to define their lifestyle.  This shift in consumer preference has created an overlapping hybrid category of beverages we now know as functional beverages.  Functional beverages not only satisfy thirst, but contain vitamins, minerals, antioxidants and other nutrients beneficial to the body.  Sports drinks, enhanced waters, energy drinks, ready-to-drink teas and soy beverages all fall under the functional beverage category.

The functional beverage market in the United States has developed beyond being a niche category of drinks meant for better health and well-being.  New functional beverages (such as sports drinks, ready-to-drink tea, and designer water) have added a new dimension to the earlier definition, with an increased emphasis on convenience, novelty, fun, and image while maintaining their status as a "healthy drink”.  Of these new categories, some include already established functional varieties undergoing transformation, some are based on discoveries of new ingredients, and some blur the line between categories.  This wide variety has grown to appeal to almost all types of consumers that have now become extremely taste- and ingredient-conscious as well as more sophisticated about their overall food consumption.

Growth in the functional beverage category has soared as health and wellness take on a more predominant role in the American consumer’s life.  According to Mintel, 2007 functional beverage sales in the U.S. excluding Wal-Mart, were valued at $9.8 billion.  Energy drinks and enhanced waters accounted for more than half of sales contributing roughly $6.6 billion and $1.0 billion respectively, which represented the most competitive and fastest growing segment of the category.   Mintel projected that the energy drink market will grow 12% annually, outpacing all other beverages.   The four main players, Red Bull, Hansen’s Natural, Coca-Cola and PepsiCo, control roughly 75% of the U.S. energy drink market, leaving an increasing number of entrepreneurs in pursuit of the remaining 25% market share.

According to Mintel, functional beverage sales are being driven by young consumers aged 18-34, and households with children. We believe that Americans aged between 18 and 34 years of age try harder to be healthy, want convenience, and are heavily swayed by brand image.   Functional beverages provide vitamins, are portable and project a quality lifestyle.

Our Strategy

Our business strategy is to build powerful and relevant brands that are distinct from existing products.  Our flagship brand, OSO, a premium energy beverage, has been available since 2006 to on premise accounts in New York demonstrates this strategy.

In general, our existing and future brands will share the following brand and product characteristics:

-  Distinctive brand image for its target audience;

-  Innovative and attractive packaging separating the product from mainstream brands;

-  Brand positioning beginning with trend setting niche consumer before moving to mass retail; and

-  Potential for large market distribution.

As we build out sales of OSO in New York, we intend to continue to evaluate growth opportunities through distribution agreements with national distributors or other relationships we may be able to foster.

Competition

The success and popularity of functional beverages has created an extremely competitive environment.  The principal areas of competition are taste, pricing, packaging, development of new products and flavors, and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, any of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development of new, unique cutting-edge products, attractive and different packaging, branded product advertising and pricing. We also compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets.

In the energy drink category, the industry is dominated by five brands: Red Bull, Monster, Rockstar, Full Throttle and AMP.  Red Bull is the industry leader, having pioneered the energy drink category.  Monster is owned by Hansen’s Natural, and in 2007 was second to Red Bull in terms of revenues, according to New Nutrition Business.  Rockstar, a private company with a distribution agreement with Pepsi, has the third highest revenues, followed by Full Throttle, a Coca-Cola brand and AMP, which is owned by Pepsi.

Big beverage conglomerates have been taking market share by creating their own beverages, or through acquiring smaller proven functional beverage companies.   Coca-Cola acquired Glacéau and its VitaminWater and Fuze Beverages, while PepsiCo acquired sparkling beverage maker Izze natural, Ardea and its Airforce Nutrisoda, and super-premium juice maker Naked Juice in a bid to expand their non-carbonated beverage portfolios.  That being said, new entrants continue to gain market share by focusing on new discoveries and vitamin enhancements to generate buzz on their product.

Operations

We operate a lean infrastructure that relies on outside parties in terms of manufacturing, inventory procurement and management, and distribution.  Our outsourced operational infrastructure will allow us to scale up and down as required to meet volume requirements.

Raw Materials and Suppliers

The principal raw materials which we use are aluminum cans and ends, labels, nutrive and non-nutrive additives, concentrates and sweeteners, the costs of which are subject to fluctuations. We are uncertain whether the prices of these or any other raw materials or ingredients will continue to fluctuate in the future.

Generally, the raw materials that we use in our business are readily available from numerous sources. However, some raw materials are manufactured by a limited number of companies, including some of our ingredients and our aluminum cans.

We purchase beverage flavors, concentrates, juices, vitamins, sweeteners as well as other ingredients, from a sole supplier. We have identified alternative suppliers for many of the supplements contained in many of our beverages. We seek to develop back-up sources of supply for certain of our flavors and concentrates, and to conclude arrangements with suppliers which would enable us to obtain access to certain concentrates or flavor formulas in certain circumstances.

Manufacturing

We do not directly manufacture our products but instead outsource the manufacturing to third-party bottlers and contract packers. We provide our third-party manufacturers with the vitamin blends, juices, flavors, sweeteners and other ingredients, as well as our cans, labels, trays and boxes for our beverage products. Depending on the product, the third-party bottlers add filtered water, sweeteners, and vitamin blends for the manufacture and packaging of the finished products into approved containers in accordance with our formulas.

We presently use a sole source for the bottling and contract packaging of our line of beverages. We do not have any formal written agreements in place with our bottler. If our relationships with our bottler were to terminate, we believe that we can obtain alternative manufacturing and co-packing facilities in the United States with adequate capacity for most of our products at commercially reasonable rates and/or within a reasonably short time period. We continue to seek alternative and/or additional manufacturing and packing facilities in the United States with adequate capacity for the production of our various products to minimize the risk of any disruption in production, minimize our shipping and handling costs, and to lower our overall cost of producing products.

Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, bottles, cans, labels, flavors, vitamins, or certain sweeteners, or packing arrangements, we might not be able to satisfy demand on a short-term basis.

Distribution

We distribute our products through our wholly owned subsidiary, Fury Distribution Holdings LLC.  We are currently aggressively seeking new or expanded relationships with third-party distributors and will continue to pursue such relationships. However, we cannot assure you that we will be successful and if we are not successful, we may need to curtail operations or cease operating our business.

Intellectual Property

Our intellectual property includes trademarks related to OSO as well as trade secrets relating formulation and bottling which we have licensed from our sole officer.

Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current or future technologies.  Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation and could have a material adverse effect upon our business, results of operations and financial condition.

Personnel

We do not have any full time employees, other than our founder, Fouad Kallamni, who acts as our President.  We contract with several specialist independent contractors for design, artwork, accounting, treasury, legal and infrastructure services.  We have not entered into any written agreement with our President.

The success of the Company will depend in part on our future ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management personnel. The competition for qualified personnel in our industry and geographical location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct our business in the future.  The Company has never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employee to be good.

Executive Compensation

Our President did not receive any compensation in 2009, 2010 or year to date 2011.

Facilities

We rent space for our inventory as required through short term arrangements with third parties as required.  We rent our corporate headquarters for a fixed rate of $2,500 per month on a month to month basis effective August 15, 2011.  Our corporate headquarters are located at 501 Madison Avenue, Suite 501, New York, NY 10022.

Subsidiaries

The Company currently has one wholly-owned subsidiary, OSO Beverages Corp., which in turn owns all the membership interests of Fury Distribution Holdings LLC, a New York limited liability company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this Current Report on Form 8-K.

The matters discussed in this registration statement contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.  Factors that could cause or contribute to such differences are discussed in this section and elsewhere in this Current Report on Form 8-K.

Our Business

Formed in 2009, we are engaged in the production, marketing and sale of functional beverages primarily sold directly to on premise accounts, including bars, night clubs and hotels.  We aim to increase our exposure and sales to both on-premise accounts and retail sales channels in both existing and future geographic markets.

Results of Operations

Three Month Period Ended June 30, 2011 Compared to the Three Month Period Ended June 30, 2010.

Net Sales

Net sales for the three month period ended June 30, 2011 decreased to $23,184 from $58,562 (a decrease of $35,378 or 60%) for the three month period ended June 30, 2010. The decrease in net sales was primarily a result of lack of inventory during the period in 2011 which limited sales.

Cost of Goods Sold

Cost of goods sold for the three month period ended June 30, 2011 were $11,035 as compared to $22,233 for the comparable period in 2010, a decrease of $11,198 or 50%.  The decrease in cost of goods sold in 2011 was primarily attributable to the decrease in sales in the 2011 period.

Gross Profit

Gross profit for the three month period ended June 30, 2011 was $12,149 as compared to $36,330 for the comparable period in 2010, a decrease of $24,181 or 67%.  The decrease in gross profit was primarily due to the decrease in sales in the 2011 period resulting from a lack of inventory.

Expenses

Total operating expenses for the three month period ended June 30, 2011 were $27,632 as compared to $41,419 for the comparable period in 2010, a decrease of $13,787 or 33%. The decrease in operating expenses was primarily attributable to a significant decrease in general and administrative costs during the 2011 period.

Net Loss

Net loss for the three month period ended June 30, 2011 was $15,483, as compared to $5,089, during the comparable period in 2010, an increase of $10,394 or 204%.  The small increase in net loss is attributable to the decrease in sales during the 2011 period which was not accompanied by a proportionate decrease in costs of good sold and operating expenses.

One Year Period Ended December 31, 2010 Compared to the Year Period from Inception (April 28, 2009) to December 31, 2009.

Net Sales

Net sales for the year ended December 31, 2010 increased to $173,093 from $124,238 (an increase of $48,855 or 39%) for the period from inception (April 28, 2009) to December 31, 2009. The increase in net sales was primarily driven by the longer period during the 2010 period as well as the ramp up of sales following our inception in April, 2009.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2010 were $57,224 as compared to $78,002 for the period from inception (April 28, 2009) to December 31, 2009, a decrease of $20,778 or 27%.  The decrease in cost of goods sold in 2010, despite a 39% increase in sales, was attributable to increased costs in 2009 associated with higher production and inbound freight costs to ramp inventory quickly at the launch of the company in 2009.

Gross Profit

Gross profit for the year ended December 31, 2010 increased to $115,869 from $46,236 during the period from inception (April 28, 2009) to December 31, 2009, an increase of $69,633 or 150%.  The substantial increase in gross profit was primarily due to costs incurred in 2009 related to the launch of our product which were reflected in cost of goods sold.

Expenses

Total operating expenses for the year ended December 31, 2010 were $164,868 an increase of $61,767 or 60% as compared to $103,101 during the period from inception (April 28, 2009) to December 31, 2009.  The increase in operating expenses was primarily attributable to the longer time period and an increase in selling costs during the 2010 period.

Net Loss

Net loss for the year ended December 31, 2010 was $48,999, as compared to $56,587, during the period from inception (April 28, 2009) to December 31, 2009, a decrease of $7,588 or 13%.  The decrease in net loss, is attributable to the increase in gross profit during the 2010 period.

Cash Flows

Net cash provided by (used in) operating activities

Net cash provided by operating activities was $100,861 in the year ended December 31, 2010 as compared to net cash used in operating activities of $13,511 during the period from inception (April 28, 2009) to December 31, 2009.  This increase in net cash provided was primarily because we purchased a significant amount of inventory during the 2010 period.

Analysis and Expectations.  Our net cash from operating activities can fluctuate significantly due to changes in our inventories. Other factors that may vary significantly include our accounts payable and accrued expenses. Going forward, we expect the net cash that we generate from operating activities to continue to fluctuate as our inventories, receivables, accounts payables and the other factors described above change with increased production and the purchase of larger quantities of raw materials. These fluctuations could cause net cash from operating activities to fall, even if, as we expect, our net income grows as we expand. Although we expect net cash from operating activities will rise over the long term, we cannot predict how these fluctuations will affect our cash flow in any particular quarter.

Net cash provided by (used in) financing activities.

Net cash used in financing activities was $106,826 in the year ended December 31, 2010 as compared to net cash provided by financing activities of $21,997 during the period from inception (April 28, 2009) to December 31, 2009.  The decrease in net cash provided by financing activities was primarily as a result of significant proceeds from notes during the 2009 period.

Liquidity and Capital Resources

Our capital requirements are dependent on several factors and are primarily related to our product development expenses and inventory purchases. We believe that our current cash and cash equivalents along with cash to be generated through certain planned fundraising initiatives and by operations will be sufficient to meet our anticipated cash for the next 12 months.  Through our certain planned fundraising initiatives, we may seek to sell additional equity or debt securities or obtain a credit facility.  The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to continue to grow our business. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Risks and Uncertainty

The preceding statements under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties that could render them materially different, including, but not limited to, the risk that new products and product upgrades may not be available on a timely basis, the risk that such products and upgrades may not achieve market acceptance, the risk that competitors will develop similar products and reach the market first, and the risk that the Company would not be able to fund its working capital needs from cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 18, 2011, the ownership of the Company’s common stock by (i) each of our directors and executive officers; (ii) all of our executive officers and directors as a group; and (iii) all persons known by us to beneficially own more than 5% of our common stock.  Unless otherwise indicated in the footnotes to the table, (1) the following individuals have sole voting and sole investment control with respect to the shares they beneficially own and (2) the address of each beneficial owner listed below is c/o the Company, 501 Madison Avenue, Suite 501, New York, New York, 10022.

Name and Address of Beneficial Owner	Shares of Common Stock (1)	Percentage Ownership of Common (2)

Executive Officers and Directors
Fouad Kallamni	31,500,000	51.5%

All Executive Officers and Directors as a group (one persons)	31,500,000	51.5%

All Executive Officers, Directors and 5% Stockholders as a group (one persons)	31,500,000	51.5%

(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Based upon 61,111,939 shares of Common Stock issued and outstanding, as of October 19, 2011.

Employment Agreements and Executive Compensation

The Company currently has no written employment agreement with our executive officers nor do we have any termination of employment or any change of control arrangements with our officer.  We currently do not pay our President a salary. We do not carry any key-man or other life insurance on our officer.

Employee Benefit Plans

We have no employee benefit plans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Item 3.02     Unregistered Sales of Equity Securities

On October 19, 2011, the Company issued 50,000,00 newly issued shares of the Company’s Common Stock to the members of OSO USA, LLC, as consideration for the acquisition by OSO Beverages Corp., a wholly-owned subsidiary of the Company, of OSO USA LLC.  This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.  These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

On October 15, 2011, the Company issued 8,880,000 newly issued shares of the Company’s Common Stock to two creditors of the Company pursuant to the conversion of debt held by such creditors into shares of the Company’s Common Stock. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.

Item 5.01     Change in Control of Registrant

On October 19, 2011, the Company issued 50,000,000 newly issued shares of the Company’s Common Stock to the members of OSO USA LLC, as consideration for the acquisition by OSO Beverages Corp., a wholly-owned subsidiary of the Company, of OSO USA LLC. This resulted in a change in the majority stockholder of the Company.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 20, 2011, Mark S. Klein resigned as President of the Company and as director of the Company.

On October 19, 2011, Fouad Kallamni was appointed to a vacancy in  the Board of Directors of the Company in accordance with the written consent of majority of directors dated October 19, 2011.  In addition, on October 19, 2011, Fouad Kallamni was appointed President of the Company.  Mr. Kallamni has had no prior relationship with the Company and was not a party to any transaction with the Company prior to the Agreement and Plan of Merger between OSO USA LLC and OSO Beverages Corp, a wholly-owned subsidiary of the Company.

The following table sets forth the names and positions of our new director and executive officer:

Name	Age	Position
Fouad Kallamni	33	President, Director

Fouad Kallamni, President and Director, is the founder of OSO LLC USA and oversees all business activities of the Company, including brand and product development. Prior to founding OSO USA LLC, Mr. Kallamni was Chief Executive Officer and Director of PriLabs, Inc., a marketer of exclusive brand (private label) functional beverage programs with retailers. Mr. Kallamni founded PriLabs and built its business from inception, counting top tier retailers among its clients, including Walgreens, Duane Reade, Stop & Shop, Roundys and CVS.  Mr. Kallamni is also a co-founder and partner of Casablanca Foods, LLC, a marketer of specialty Moroccan Foods with customers such as Wegmans, Food Emporium, Crate & Barrel, Stop & Shop, The Fresh Market and other retail chains. Previously, Mr. Kallamni was a managing partner at The Incompass Group, a full service marketing, special events and promotions company based in New York that builds brand experience through lifestyle, entertainment, fashion and nightlife. Mr. Kallamni also has experience in public relations having worked at The Varick Group as head of event marketing and promotions. The Varick Group worked with such clients as Nike, Pepsi, LG, Virgin, Def Jam, Maverick Records, Bad Boy and Prince.

Item  9.01     Financial Statements and Exhibits

Exhibit	Description

10.1	Agreement and Plan of Merger

99.1	Auditor’s Report and audited financial statements of OSO USA LLC for the period from inception (April 28, 2009) to December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    October 21, 2011

DAM Holdings, Inc.

/s/ Fouad Kallamni
By: Fouad Kallamni, President